                                  EXHIBIT 11.1
                     COMPUTATION OF INCOME PER COMMON SHARE
                    (in thousands, except per share amounts)

                                                                       Years Ended December 31,
                                                                ------------------------------------
                                                                  1996           1995          1994
                                                                --------       -------       -------
PRIMARY INCOME PER SHARE
Average shares outstanding                                         9,257         5,388         4,269
Net effect of dilutive stock options and warrants - based
   on the treasury stock method using average market
   price                                                             560            69          --
                                                                --------       -------       -------
TOTAL                                                              9,817         5,457         4,269
                                                                ========       =======       =======

Income:
   Before extraordinary item                                    $  7,377       $ 3,099       $ 1,493
   Extraordinary item                                               (463)         (253)         (373)
                                                                --------       -------       -------
   Net income                                                   $  6,914       $ 2,846       $ 1,120
                                                                ========       =======       =======

Per Common Share Amount:
   Before extraordinary item                                    $   0.75       $  0.57       $  0.35
   Extraordinary item                                              (0.05)        (0.05)        (0.09)
                                                                --------       -------       -------
   Net income                                                   $   0.70       $  0.52       $  0.26
                                                                ========       =======       =======

FULLY DILUTED INCOME PER SHARE
Average shares outstanding                                         9,257         5,388         4,269
Net effect of dilutive stock options and warrants - based
   on the treasury stock method using average market price           794           323          --
Shares assumed issued upon conversion of dilutive
 convertible debt                                                    319          --            --
                                                                --------       -------       -------
TOTAL                                                             10,370         5,711         4,269
                                                                ========       =======       =======

Income:
   Before extraordinary item                                    $  7,377       $ 3,099       $ 1,493
   Interest expense on dilutive convertible debt                     182          --            --
                                                                --------       -------       -------
   Adjusted income before extraordinary item                       7,559         3,099         1,493
   Extraordinary item                                               (463)         (253)         (373)
                                                                --------       -------       -------
   Net income                                                   $  7,096       $ 2,846       $ 1,120
                                                                ========       =======       =======

Per Common Share Amount:
   Before extraordinary item                                    $   0.73       $  0.54       $  0.35
   Extraordinary item                                              (0.05)        (0.04)        (0.09)
                                                                --------       -------       -------
   Net income                                                   $   0.68       $  0.50       $  0.26
                                                                ========       =======       =======

NOTE: Number of shares and per share amounts have been adjusted, when applicable, to reflect the three-for-two stock dividend effected May 31, 1996 and the one-for-three stock exchange related to the Company's reincorporation in Delaware effected on September 14, 1995.